Exhibit 99.1

Willbros Reports Fourth Quarter and Full Year 2016 Results

•	Twelve-Month Backlog increases $44 million during Q4 2016; significant 2017 awards totaling $151 million

•	Company obtains covenant amendment from lender

•	Company to host conference call at 9:00 AM CT, March 08, 2017

HOUSTON, TX, MARCH 7, 2017 — Willbros Group, Inc. (NYSE: WG) today reported fourth quarter and full year 2016 financial results. The company reported a net loss in the fourth quarter of 2016 of $14.2 million, or $(0.23) per diluted share, on revenue of $164.4 million, compared to net income of $77.4 million, or $1.26 per diluted share, on revenue of $217.7 million in the fourth quarter of 2015. For the full year 2016, the company reported a net loss of $47.8 million, or $(0.77) per diluted share, on revenue of $731.7 million, compared to net income of $31.5 million, or $0.54 per diluted share, on revenue of $909.0 million for the full year of 2015. The company’s fourth quarter of 2015 and full year 2015 results include gains on sales of subsidiaries of $109.3 million and $165.0 million, respectively, in relation to the 2015 sale of the company’s Professional Services segment and other subsidiaries.

Michael J. Fournier, President and CEO, commented, “We are beginning to see results in building backlog as both twelve-month and total backlog increased during the fourth quarter and we recently announced $151 million of significant awards so far in 2017. However, our fourth quarter 2016 results which included an additional loss on a Canadian pipeline project, coupled with our outlook for the first quarter of 2017, have required us to obtain an additional amendment to our term loan agreement.”

Continuing Operations

Included in this press release are certain non-GAAP financial measures that exclude special items that we believe affect the comparability of results between periods. These special items include losses associated with businesses and services we have exited as well as other items such as facility and equipment lease abandonment charges and gains or losses on sales of subsidiaries. A detailed listing of these special items and a related reconciliation of each of these special items is included in the accompanying supplemental schedules.

The company reported a loss from continuing operations in the fourth quarter of 2016 of $14.1 million, or $(0.23) per diluted share, on revenue of $164.4 million, compared to income from continuing operations of $19.2 million, or $0.31 per diluted share, on revenue of $217.7 million in the fourth quarter of 2015. The fourth quarter of 2015 income from continuing operations of $19.2 million consists of a $13.7 million loss from continuing operations before income taxes plus an income tax benefit of $32.9 million.

For the full year 2016, the company reported a loss from continuing operations of $43.8 million, or $(0.71) per diluted share, on revenue of $731.7 million, compared to a loss from continuing operations of $64.5 million, or $(1.12) per diluted share, for the full year 2015.

1 of 5 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

Operating loss for the fourth quarter of 2016 was $12.1 million, compared to an operating loss of $6.3 million in the third quarter of 2016 and $5.4 million in the fourth quarter of 2015. The increase in the operating loss of $5.8 million compared to the third quarter of 2016 was primarily driven by a weather-impacted pipeline job in Canada. For the full year 2016, the company reported an operating loss of $30.7 million compared to a full year 2015 operating loss of $52.1 million.

Operating loss before special items was $9.5 million for the fourth quarter of 2016 compared to a $4.9 million operating loss before special items in the third quarter of 2016. For the full year 2016, the company reported an operating loss before special items of $18.5 million compared to a full year 2015 operating loss before special items of $31.6 million.

Segment Operating Results

The company has three reportable segments: Utility T&D, Oil and Gas, and Canada. During the fourth quarter of 2016, the company implemented a change to its organizational structure such that corporate overhead costs are no longer allocated to each segment. Corporate costs are now identified separately in the attached schedules and previously reported segment information has been revised to conform to this new presentation.

Utility T&D

For the fourth quarter of 2016, the Utility T&D segment reported operating income of $2.1 million on revenue of $105.3 million compared to operating income of $4.3 million on revenue of $106.4 million in the third quarter of 2016. The fourth quarter 2016 operating results were impacted by margin slippage on certain distribution jobs and under-utilization of equipment in the transmission business. For the full year 2016, the segment reported operating income of $15.6 million on revenue of $418.4 million. For the full year 2015, the segment reported operating income of $4.0 million on revenue of $379.6 million.

Oil & Gas

The Oil & Gas segment entered the fourth quarter of 2016 with minimal backlog but was active in addressing bid opportunities. The segment reported an operating loss during the fourth quarter of 2016 of $5.8 million on revenue of $23.3 million, a $1.4 million increase in operating loss from the third quarter of 2016 when the segment generated $33.1 million in revenue. For the full year 2016, the segment reported an operating loss of $16.8 million on revenue of $170.4 million. For the full year 2015, the segment reported an operating loss of $38.0 million on revenue of $297.1 million.

The segment reported an operating loss before special items in the fourth quarter of 2016 of $4.0 million,

2 of 5 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

a $0.7 million increase in operating loss before special items from the third quarter of 2016. For the full year 2016, the segment reported an operating loss before special items of $9.6 million, compared to a full year 2015 operating loss before special items of $12.3 million.

Canada

For the fourth quarter of 2016, the Canada segment generated an operating loss of $1.8 million on revenue of $35.8 million, compared to an operating loss of $0.3 million on revenue of $35.4 million in the third quarter of 2016. The fourth quarter of 2016 operating loss included a $5.7 million loss on a pipeline project that was adversely impacted by weather conditions. For the full year 2016, the segment reported an operating loss of $0.7 million on revenue of $143.1 million. For the full year 2015, the segment reported operating income of $10.2 million on revenue of $232.5 million.

Corporate

The company continually assesses its cost structure and has taken action in recent years to reduce corporate overhead costs to better align with its lower revenue. For the full year 2016, the company recorded $28.8 million of corporate overhead costs compared to $41.1 million of corporate overhead costs for the full year 2015.

For the full year 2016, the Company recorded $25.2 million of corporate overhead costs before special items compared to $35.1 million of corporate overhead before special items for the full year 2015.

Backlog

At December 31, 2016, the company reported total backlog of $792.5 million compared to $646.6 million at September 30, 2016. Twelve-month backlog of $419.9 million at December 31, 2016 increased $44.1 million from September 30, 2016. All of the increase in twelve-month backlog is attributable to additions in the Utility T&D segment.

During the first quarter of 2017 we have received significant awards across all three segments, totaling $151 million.

Liquidity

On March 3, 2017, the company amended its Term Loan to extend its covenant holiday through June 30, 2017 and put in place less stringent financial covenants for the remainder of 2017.

Total liquidity (defined as cash and cash equivalents plus revolver availability) was $66.7 million at December 31, 2016, a decrease of $4.5 million from the end of the third quarter of 2016. Cash and cash equivalents totaled $41.4 million at December 31, 2016 and there were no revolver borrowings at December 31, 2016.

3 of 5 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

At December 31, 2016, the principal amount due on the Term Loan remained unchanged from the prior quarter at $92.2 million.

Conference Call

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, March 08, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What:	Willbros Fourth Quarter and Full Year 2016 Earnings Conference Call

When:	Wednesday, March 08, 2017 - 10:00 a.m. Eastern Time (9:00 a.m. Central Time)

How:	Live via phone - By dialing 1-888-317-6016 (U.S. Toll Free), 1-855-669-9657 (Canada Toll Free) or 1-412-317-6016 (International) a few minutes prior to the start time and asking for the Willbros Group, Inc. call. Or live over the Internet by logging on to the web address below.

Where:	http://www.willbros.com. The webcast can be accessed from the investor relations home page.

For those who cannot listen to the live call, a replay will be available through March 15, 2017 and may be accessed by calling 1-877-344-7529 (U.S. Toll Free), 1-855-669-9658 (Canada Toll Free) or 1-412-317-0088 (International) using Replay Access Code 10102327. Also, an archive of the webcast will be available shortly after the call on www.willbros.com.

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement

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of one or more other prior period financial statements; ability to remain in compliance with, or obtain additional waivers or amendments under, the Company’s existing loan agreements; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; development trends of the oil, gas, and power industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SCHEDULES TO FOLLOW

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5 of 5 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

WILLBROS GROUP, INC.

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Income Statement
Contract revenue
Oil & Gas	$23,274	$77,863	$170,448	$297,110
Utility T&D	105,321	97,282	418,387	379,629
Canada	35,797	42,586	143,140	232,534
Eliminations	—	(71)	(290)	(279)

	164,392	217,660	731,685	908,994
Operating expenses
Oil & Gas	29,038	87,659	187,231	335,134
Utility T&D	103,236	97,611	402,820	375,669
Canada	37,561	40,793	143,790	222,308
Corporate	6,697	9,902	28,795	41,086
Gain on sale of subsidiary	—	(12,826)	—	(12,826)
Eliminations	—	(71)	(290)	(279)

	176,532	223,068	762,346	961,092
Operating income (loss)
Oil & Gas	(5,764)	(9,796)	(16,783)	(38,024)
Utility T&D	2,085	(329)	15,567	3,960
Canada	(1,764)	1,793	(650)	10,226
Corporate	(6,697)	(9,902)	(28,795)	(41,086)
Gain on sale of subsidiary	—	12,826	—	12,826

Operating loss	(12,140)	(5,408)	(30,661)	(52,098)
Non-operating expenses
Interest expense	(3,543)	(6,278)	(13,976)	(27,254)
Interest income	8	14	451	51
Debt covenant suspension and extinguishment charges	—	(2,066)	(63)	(39,178)
Other, net	(63)	80	(63)	(101)

	(3,598)	(8,250)	(13,651)	(66,482)

Loss from continuing operations before income taxes	(15,738)	(13,658)	(44,312)	(118,580)
Benefit for income taxes	(1,676)	(32,867)	(530)	(54,031)

Income (loss) from continuing operations	(14,062)	19,209	(43,782)	(64,549)
Income (loss) from discontinued operations net of provision for income taxes	(141)	58,183	(3,977)	96,032

Net income (loss)	$(14,203)	$77,392	$(47,759)	$31,483

Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$(0.23)	$0.32	$(0.71)	$(1.12)
Discontinued operations	—	0.96	(0.06)	1.66

	$(0.23)	$1.28	$(0.77)	$0.54

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$(0.23)	$0.31	$(0.71)	$(1.12)
Discontinued operations	—	0.95	(0.06)	1.66

	$(0.23)	$1.26	$(0.77)	$0.54

Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$(3,760)	$31,553	$(11,992)	$46,009
Investing activities	4,204	106,829	10,843	210,423
Financing activities	(45)	(95,179)	(8,615)	(177,266)
Foreign exchange effects	(649)	(2,685)	(29)	(3,437)
Discontinued operations	(589)	(29,791)	(7,619)	(40,170)
Other Data
Weighted average shares outstanding
Basic	61,683	60,510	61,365	57,760
Diluted	61,683	61,092	61,365	57,760
Adjusted EBITDA from continuing operations(1)	$(6,414)	$(3,634)	$(2,755)	$(19,461)
Purchases of property, plant and equipment	1,266	650	3,794	2,705
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations (1)
Income (loss) from continuing operations	$(14,062)	$19,209	$(43,782)	$(64,549)
Interest expense	3,543	6,278	13,976	27,254
Interest income	(8)	(14)	(451)	(51)
Benefit for income taxes	(1,676)	(32,867)	(530)	(54,031)
Depreciation and amortization	5,225	6,154	21,919	27,200
Debt covenant suspension and extinguishment charges	—	2,066	63	39,178
Stock based compensation	858	2,052	4,127	6,605
Restructuring and reorganization costs	346	2,966	4,933	9,475
Accounting and legal fees associated with the restatements	18	(56)	(24)	595
(Gain) loss on disposal of equipment	(585)	2,870	(3,436)	1,155
Impairment of intangible assets	—	534	—	534
Gain on sale of subsidiary	—	(12,826)	—	(12,826)
Fort McMurray wildfire related costs (income)	(73)	—	450	—

Adjusted EBITDA from continuing operations(1)	$(6,414)	$(3,634)	$(2,755)	$(19,461)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Balance Sheet Data
Cash and cash equivalents	$41,420	$42,259	$48,726	$51,686
Working capital	89,323	96,709	105,443	106,304
Total assets	363,036	382,828	416,464	431,372
Total debt	89,189	88,672	90,589	90,617
Stockholders’ equity	135,137	148,974	160,324	165,682
Backlog Data (2)
Total By Reporting Segment
Oil & Gas	$28,827	$23,590	$34,479	$71,314
Utility T&D	656,838	535,014	535,218	595,620
Canada	106,793	88,025	102,302	116,352

Total Backlog	$792,458	$646,629	$671,999	$783,286

Total Backlog By Geographic Area
United States	$685,665	$558,604	$569,697	$666,934
Canada	106,793	88,025	102,302	116,352

Total Backlog	$792,458	$646,629	$671,999	$783,286

Total Backlog exclusive of Tank Services
Total Backlog, as reported	$792,458	$646,629	$671,999	$783,286
Tank Services Total Backlog	15,189	7,435	5,338	9,716

Total Backlog, exclusive of Tank Services	$777,269	$639,194	$666,661	$773,570

12 Month Backlog by Reporting Segment
Oil & Gas	$28,827	$23,590	$34,479	$69,514
Utility T&D	349,998	289,758	269,758	296,278
Canada	41,041	62,400	68,995	91,503

12 Month Backlog	$419,866	$375,748	$373,232	$457,295

12 Month Backlog By Geographic Area
United States	$378,825	$313,348	$304,237	$365,792
Canada	41,041	62,400	68,995	91,503

12 Month Backlog	$419,866	$375,748	$373,232	$457,295

12 Month Backlog exclusive of Tank Services
12 Month Backlog, as reported	$419,866	$375,748	$373,232	$457,295
Tank Services 12 Month Backlog	15,189	7,435	5,338	9,716

12 Month Backlog, exclusive of Tank Services	$404,677	$368,313	$367,894	$447,579

(1)	Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations before interest expense (income), income tax expense (benefit) and depreciation and amortization, adjusted for items broadly consisting of selected items which management does not consider representative of our ongoing operations and certain non-cash items of the Company. Management uses Adjusted EBITDA from continuing operations as a supplemental performance measure for comparing normalized operating results with corresponding historical periods and with the operational performance of other companies in our industry and for presentations made to analysts, investment banks and other members of the financial community who use this information in order to make investment decisions about us.

Adjusted EBITDA from continuing operations is not a financial measurement recognized under U.S. generally accepted accounting principles, or U.S. GAAP. When analyzing our operating performance, investors should use Adjusted EBITDA from continuing operations in addition to, and not as an alternative for, net income, operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Because all companies do not use identical calculations, our presentation of Adjusted EBITDA from continuing operations may be different from similarly titled measures of other companies.

(2)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured. Master Service Agreement (“MSA”) backlog is estimated for the remaining term of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customer needs based on ongoing communications. Backlog is not a term recognized under U.S. GAAP; however, it is a common measurement used in our industry.

Supplemental Schedule of Special Items

	Three Months Ended March 31, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$59,335	$97,289	$42,492	$—	$(86)	$199,030
Contract revenue, exited subsidiaries (2)	(12,723)	—	—	—	—	(12,723)

Contract revenue before special items	$46,612	$97,289	$42,492	$—	$(86)	$186,307
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(5,747)	$4,899	$824	$(9,437)	$—	$(9,461)
Operating loss, exited subsidiaries (2)	1,760	—	—	—	—	1,760
Other charges	1,038	—	—	2,650	—	3,688

Operating income (loss) before special items	$(2,949)	$4,899	$824	$(6,787)	$—	$(4,013)

	Three Months Ended June 30, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$54,739	$109,355	$29,496	$—	$(148)	$193,442
Contract revenue, exited subsidiaries (2)	(6,330)	—	—	—	—	(6,330)

Contract revenue before special items	$48,409	$109,355	$29,496	$—	$(148)	$187,112
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(889)	$4,321	$631	$(6,804)	$—	$(2,741)
Operating loss, exited subsidiaries (2)	1,251	—	—	—	—	1,251
Fort McMurray wildfire related costs	—	—	523	—	—	523
Other charges (income)	292	12	660	(25)	—	939

Operating income (loss) before special items	$654	$4,333	$1,814	$(6,829)	$—	$(28)

	Three Months Ended September 30, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$33,100	$106,422	$35,355	$—	$(56)	$174,821
Contract revenue, exited subsidiaries (2)	(4,482)	—	—	—	—	(4,482)

Contract revenue before special items	$28,618	$106,422	$35,355	$—	$(56)	$170,339
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(4,383)	$4,262	$(341)	$(5,857)	$—	$(6,319)
Operating loss, exited subsidiaries (2)	855	—	—	—	—	855
Other charges (income)	245	(15)	313	(24)	—	519

Operating income (loss) before special items	$(3,283)	$4,247	$(28)	$(5,881)	$—	$(4,945)

	Three Months Ended December 31, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$23,274	$105,321	$35,797	$—	$—	$164,392
Contract revenue, exited subsidiaries (2)	(7,018)	—	—	—	—	(7,018)

Contract revenue before special items	$16,256	$105,321	$35,797	$—	$—	$157,374
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(5,764)	$2,085	$(1,764)	$(6,697)	$—	$(12,140)
Operating loss, exited subsidiaries (2)	1,672	—	—	—	—	1,672
Fort McMurray wildfire related income	—	—	(73)	—	—	(73)
Other charges	84	—	31	949	—	1,064

Operating income (loss) before special items	$(4,008)	$2,085	$(1,806)	$(5,748)	$—	$(9,477)

	Year Ended December 31, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate (4)	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$170,448	$418,387	$143,140	$—	$(290)	$731,685
Contract revenue, exited subsidiaries (2)	(30,553)	—	—	—	—	(30,553)

Contract revenue before special items	$139,895	$418,387	$143,140	$—	$(290)	$701,132
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(16,783)	$15,567	$(650)	$(28,795)	$—	$(30,661)
Operating loss, exited subsidiaries (2)	5,538	—	—	—	—	5,538
Fort McMurray wildfire related costs	—	—	450	—	—	450
Other charges (income)	1,659	(3)	1,004	3,550	—	6,210

Operating income (loss) before special items	$(9,586)	$15,564	$804	$(25,245)	$—	$(18,463)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	YE 2016
Covenant EBITDA from continuing operations (3)
Loss from continuing operations	$(13,298)	$(5,761)	$(10,661)	$(14,062)	$(43,782)
Interest expense	3,567	3,302	3,564	3,543	13,976
Interest income	(20)	(411)	(12)	(8)	(451)
Provision (benefit) for income taxes	167	187	792	(1,676)	(530)
Depreciation and amortization	5,688	5,621	5,385	5,225	21,919
Debt covenant suspension and extinguishment charges	63	—	—	—	63
Stock-based compensation	1,293	1,108	868	858	4,127
Restructuring and reorganization costs	3,352	927	308	346	4,933
Accounting and legal fees associated with the restatements	35	(81)	4	18	(24)
Fort McMurray wildfire related costs (income)	—	523	—	(73)	450
Loss on sale of assets outside of normal course of business	123	—	207	700	1,030
Changes in project loss provision	(456)	(186)	1,470	1,541	2,369
Letter of credit fees	356	342	349	356	1,403
Provision for (recovery of) bad debt	(22)	62	66	178	284
Exit of Tank Services	1,015	1,364	773	1,486	4,638

Covenant EBITDA from continuing operations	$1,863	$6,997	$3,113	$(1,568)	$10,405

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	YE 2016
Loss from continuing operations before special items (1)
Loss from continuing operations, as reported	$(13,298)	$(5,761)	$(10,661)	$(14,062)	$(43,782)
Loss from continuing operations, exited subsidiaries (2)	1,760	1,251	855	1,672	5,538
Fort McMurray wildfire related costs (income)	—	523	—	(73)	450
Other charges	3,688	939	519	1,064	6,210
Debt covenant suspension and extinguishment charges	63	—	—	—	63

Loss from continuing operations before special items	$(7,787)	$(3,048)	$(9,287)	$(11,399)	$(31,521)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	YE 2016
Loss from discontinued operations before special items (1)
Loss from discontinued operations, as reported	$(1,853)	$(658)	$(1,325)	$(141)	$(3,977)
Other charges (income)	—	(1,162)	102	—	(1,060)
Loss on sale of subsidiaries	1,545	911	—	—	2,456

Loss from discontinued operations before special items	$(308)	$(909)	$(1,223)	$(141)	$(2,581)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	YE 2016
Net loss before special items (1)
Net loss, as reported	$(15,151)	$(6,419)	$(11,986)	$(14,203)	$(47,759)
Loss from continuing operations, exited subsidiaries (2)	1,760	1,251	855	1,672	5,538
Fort McMurray wildfire related costs (income)	—	523	—	(73)	450
Other charges (income)	3,688	(223)	621	1,064	5,150
Debt covenant suspension and extinguishment charges	63	—	—	—	63
Loss on sale of subsidiaries	1,545	911	—	—	2,456

Net loss before special items	$(8,095)	$(3,957)	$(10,510)	$(11,540)	$(34,102)

(1)	Contract revenue before special items, corporate overhead costs before special items, operating income (loss) before special items, loss from continuing operations before special items, loss from discontinued operations before special items and net loss before special items are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2017.
(2)	Contract revenue, exited subsidiaries, operating loss, exited subsidiaries and loss from continuing operations, exited subsidiaries relate to the Company’s historical Tanks and Downstream Oil & Gas subsidiaries. They are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2017.
(3)	Covenant EBITDA from continuing operations is a non-GAAP financial measure that conforms to the definition of Consolidated EBITDA in the Company’s 2014 Term Credit Agreement which includes certain special items. Management uses Covenant EBITDA from continuing operations to determine the Company’s compliance with certain financial covenants under the 2014 Term Credit Agreement.
(4)	When presenting these numbers in the press release, we use the terminology ‘corporate overhead costs’ and ‘corporate overhead costs before special items’.

Supplemental Schedule of Special Items

	Three Months Ended March 31, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Gain on Sale of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$76,440	$86,986	$87,009	$—	$—	$(81)	$250,354
Contract revenue, exited subsidiaries (2)	(42,066)	(2,842)	—	—	—	—	(44,908)

Contract revenue before special items	$34,374	$84,144	$87,009	$—	$—	$(81)	$205,446
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(8,247)	$(1,443)	$1,854	$(13,449)	$—	$—	$(21,285)
Operating (income) loss, exited subsidiaries (2)	1,525	(132)	—	—	—	—	1,393
Other charges	233	—	—	2,777	—	—	3,010

Operating income (loss) before special items	$(6,489)	$(1,575)	$1,854	$(10,672)	$—	$—	$(16,882)

	Three Months Ended June 30, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Gain on Sale of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$61,778	$106,439	$50,645	$—	$—	$(73)	$218,789
Contract revenue, exited subsidiaries (2)	(26,532)	(3,821)	—	—	—	—	(30,353)

Contract revenue before special items	$35,246	$102,618	$50,645	$—	$—	$(73)	$188,436
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(13,742)	$7,938	$1,736	$(8,970)	$—	$—	$(13,038)
Operating (income) loss, exited subsidiaries (2)	4,800	(962)	—	—	—	—	3,838
Other charges	2,639	—	201	478	—	—	3,318

Operating income (loss) before special items	$(6,303)	$6,976	$1,937	$(8,492)	$—	$—	$(5,882)

	Three Months Ended September 30, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Gain on Sale of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$81,029	$88,922	$52,294	$—	$—	$(54)	$222,191
Contract revenue, exited subsidiaries (2)	(20,749)	(2,943)	—	—	—	—	(23,692)

Contract revenue before special items	$60,280	$85,979	$52,294	$—	$—	$(54)	$198,499
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(6,239)	$(2,206)	$4,843	$(8,765)	$—	$—	$(12,367)
Operating loss, exited subsidiaries (2)	3,214	7	—	—	—	—	3,221
Other charges	3,667	—	—	205	—	—	3,872

Operating income (loss) before special items	$642	$(2,199)	$4,843	$(8,560)	$—	$—	$(5,274)

	Three Months Ended December 31, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate	Gain on Sale of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$77,863	$97,282	$42,586	$—	$—	$(71)	$217,660
Contract revenue, exited subsidiaries (2)	(17,050)	(156)	—	—	—	—	(17,206)

Contract revenue before special items	$60,813	$97,126	$42,586	$—	$—	$(71)	$200,454
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(9,796)	$(329)	$1,793	$(9,902)	$12,826	$—	$(5,408)
Operating loss, exited subsidiaries (2)	6,382	3	—	—	—	—	6,385
Gain on sale of subsidiary	—	—	—	—	(12,826)	—	(12,826)
Other charges	3,313	2,002	423	2,531	—	—	8,269

Operating income (loss) before special items	$(101)	$1,676	$2,216	$(7,371)	$—	$—	$(3,580)

	Year Ended December 31, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Corporate (4)	Gain on Sale of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$297,110	$379,629	$232,534	$—	$—	$(279)	$908,994
Contract revenue, exited subsidiaries (2)	(106,397)	(9,762)	—	—	—	—	(116,159)

Contract revenue before special items	$190,713	$369,867	$232,534	$—	$—	$(279)	$792,835
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(38,024)	$3,960	$10,226	$(41,086)	$12,826	$—	$(52,098)
Operating (income) loss, exited subsidiaries (2)	15,921	(1,084)	—	—	—	—	14,837
Gain on sale of subsidiary	—	—	—	—	(12,826)	—	(12,826)
Other charges	9,852	2,002	624	5,991	—	—	18,469

Operating income (loss) before special items	$(12,251)	$4,878	$10,850	$(35,095)	$—	$—	$(31,618)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	YE 2015
Loss from continuing operations before special items (1)
Income (loss) from continuing operations, as reported	$(44,944)	$(19,403)	$(19,411)	$19,209	$(64,549)
Loss from continuing operations, exited subsidiaries (2)	1,393	3,838	3,221	6,385	14,837
Gain on sale of subsidiary	—	—	—	(12,826)	(12,826)
Other charges	3,010	3,318	3,872	8,269	18,469
Debt covenant suspension and extinguishment charges	35,869	312	931	2,066	39,178
Interest expense	—	—	—	1,154	1,154
Benefit for income taxes (3)	(20,921)	(308)	(1,317)	(34,664)	(57,210)

Loss from continuing operations before special items	$(25,593)	$(12,243)	$(12,704)	$(10,407)	$(60,947)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	YE 2015
Income (loss) from discontinued operations before special items (1)
Income from discontinued operations, as reported	$35,120	$517	$2,212	$58,183	$96,032
Other charges	940	1,417	2,048	—	4,405
(Gain) loss on sale of subsidiaries	(58,549)	2,177	591	(96,427)	(152,208)
Provision for income taxes (3)	20,921	308	1,317	34,664	57,210

Income (loss) from discontinued operations before special items	$(1,568)	$4,419	$6,168	$(3,580)	$5,439

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	YE 2015
Net loss before special items (1)
Net income (loss), as reported	$(9,824)	$(18,886)	$(17,199)	$77,392	$31,483
Loss from continuing operations, exited subsidiaries (2)	1,393	3,838	3,221	6,385	14,837
(Gain) loss on sale of subsidiaries	(58,549)	2,177	591	(109,253)	(165,034)
Other charges	3,950	4,735	5,920	8,269	22,874
Debt covenant suspension and extinguishment charges	35,869	312	931	2,066	39,178
Interest expense, net	—	—	—	1,154	1,154
Provision (benefit) for income taxes (3)	—	—	—	—	—

Net loss before special items	$(27,161)	$(7,824)	$(6,536)	$(13,987)	$(55,508)

(1)	Contract revenue before special items, corporate overhead before special items, operating income (loss) before special items, loss from continuing operations before special items, income (loss) from discontinued operations before special items and net loss before special items are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2017.
(2)	Contract revenue, exited subsidiaries, operating income (loss), exited subsidiaries and income (loss) from continuing operations, exited subsidiaries relate to the Company’s historical Tanks, Regional Delivery, Bemis and Downstream Oil & Gas subsidiaries. They are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2017.
(3)	The Company recorded a provision for income taxes on discontinued operations in connection with the 2015 gain on sale of the Professional Services segment and its historical subsidiaries. The provision for income taxes in discontinued operations was fully offset with a benefit for income taxes in continuing operations through the utilization of prior year net operating losses. The net effect on the Company’s consolidated financial results was $-0-.
(4)	When presenting these numbers in the press release, we use the terminology ‘corporate overhead costs’ and ‘corporate overhead costs before special items’.